UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________________________________________________
FORM 8-K
__________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 6, 2020
CORPORATE OFFICE PROPERTIES TRUST
CORPORATE OFFICE PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

Corporate Office Properties Trust	Maryland	1-14023	23-2947217
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

Corporate Office Properties, L.P.	Delaware	333-189188	23-2930022
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of beneficial interest, $0.01 par value	OFC	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company (Corporate Office Properties Trust) ☐
Emerging Growth Company (Corporate Office Properties, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Corporate Office Properties Trust ☐
Corporate Office Properties, L.P. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On March 6, 2020, Corporate Office Properties Trust (“COPT”) and Corporate Office Properties, L.P. (“COPLP”) (collectively referred to herein as the “Registrants”) entered into an amended and restated term loan agreement with a group of lenders for which Capital One, National Association, PNC Capital Markets LLC and Regions Capital Markets, a division of Regions Bank, acted as joint lead arrangers and joint book runners, Capital One, National Association acted as administrative agent and PNC Bank, National Association and Regions Bank acted as syndication agents (the “Amended Term Loan”) to amend and restate the terms of a term loan agreement entered into by the Registrants on December 17, 2015 (as amended, the “2015 Term Loan”). See the description of this matter in Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 6, 2020, the Registrants entered into the Amended Term Loan to amend and restate the terms of the 2015 Term Loan, which continues to mature on December 17, 2022, to:

•	increase the loan amount from $250.0 million to $400.0 million. COPLP used the proceeds from the $150.0 million loan increase to repay borrowings under its unsecured revolving credit facility; and

•
change the interest terms such that the variable interest rate is based on one of the following, to be selected by COPLP: (1) the LIBOR rate for the interest period designated by COPLP plus 1.00% to 1.65%, as determined by: (a) the credit ratings assigned to COPLP by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or Fitch Ratings Ltd. (collectively, the “Ratings Agencies”); and (b) for certain credit ratings, COPT’s maximum leverage ratio, as defined in the Amended Term Loan, for the most recent fiscal quarter; or (2)(a) the greater of: (i) the prime rate of the lender then acting as the administrative agent, (ii) the Federal Funds Rate, as defined in the Amended Term Loan, plus 0.5% or (iii) the LIBOR rate for a one-month interest period plus 1.0%; plus (b) 0.10% to 0.75%, as determined by: (i) the credit ratings assigned to COPLP by the Ratings Agencies; and (ii) for certain credit ratings, COPT’s maximum leverage ratio, as defined in the Amended Term Loan, for the most recent fiscal quarter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	CORPORATE OFFICE PROPERTIES TRUST		CORPORATE OFFICE PROPERTIES, L.P.
By: Corporate Office Properties Trust,
its General Partner

	/s/ Anthony Mifsud		/s/ Anthony Mifsud
	Anthony Mifsud		Anthony Mifsud
	Executive Vice President and Chief Financial Officer		Executive Vice President and Chief Financial Officer

Dated:	March 12, 2020	Dated:	March 12, 2020